UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CORGENTECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSED Requires Prompt Stockholder Attention

December 1, 2005

Dear Stockholder:

Corgentech will be conducting a special meeting of stockholders on Thursday, December 15, 2005. Your vote is very important. Please take a moment to read this letter in an effort to help Corgentech to avoid the added expense of further solicitation by voting today. On the company agenda are the following eight proposals:

1.	To consider and vote upon the issuance of shares of Corgentech common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of September 23, 2005, among Corgentech, Element Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Corgentech, and AlgoRx Pharmaceuticals, Inc.

2.	To consider and vote upon the amendment of the certificate of incorporation of Corgentech to effect a one-for-four reverse stock split of Corgentech common stock, contingent upon the consummation of the merger.

3.	To consider and vote upon an amendment to Corgentech’s 2003 Equity Incentive Plan increasing the share reserve thereunder by 7,200,000 shares to an aggregate of 12,617,675 shares, contingent upon the consummation of the merger.

4.	To consider and vote upon an amendment to Corgentech’s 2003 Non-Employee Directors’ Stock Option Plan increasing the share reserve thereunder by 1,600,000 shares to an aggregate of 1,830,000 shares, contingent upon the consummation of the merger.

5.	To elect three directors at the effective time of the merger to hold office until the 2006 annual meeting of stockholders.

6.	To elect three directors at the effective time of the merger to hold office until the 2007 annual meeting of stockholders.

7.	To elect three directors at the effective time of the merger to hold office until the 2008 annual meeting of stockholders.

8.	To consider and vote upon an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2.

The boards of directors of both Corgentech Inc. and AlgoRx Pharmaceuticals, Inc. have approved a merger combining Corgentech and AlgoRx. If the merger is consummated, AlgoRx will become a wholly-owned subsidiary of Corgentech. Corgentech and AlgoRx believe that the combined company will represent a deep and diverse pipeline of drugs that could be used for several indications in the general areas of pain management and inflammation and will address sizable and underserved or unmet medical needs. This is the basis for management’s support of proposals 1 and 2. In addition, Corgentech and AlgoRx feel that employees should be motivated to think like owners and that their interests should be aligned with those of our Stockholders. We believe that companies with employee ownership tend to have higher levels of productivity and greater returns on equity. This is the basis for management’s support of proposals 3 and 4. Further detail regarding each of the proposals on our agenda can be found in the proxy statement dated November 14, 2005.

The Management of Corgentech recommends that you vote

IN FAVOR OF ALL EIGHT PROPOSALS

3 EASY WAYS TO VOTE

1.	Vote by Telephone Have your control number listed on the voting form ready and follow the simple instructions.

2.	Vote by Internet Have your control number listed on the voting form ready and follow the simple instructions on the website.

3.	Vote by Mail Mark, sign, date and return your proxy card or voting form in the postage-paid return envelope provided.

YOUR VOTE IS IMPORTANT

Please take action immediately to vote your shares now! This will ensure that your vote is counted. Remember, failure to vote may cause Corgentech to incur additional solicitation costs. Without your specific instructions, your bank or broker may be unable to vote your shares on certain proposals.

If you have any questions or need assistance voting your shares, please call

Mellon Investor Services LLC, who is assisting us, at (917) 320-6283.